ASSIGNMENT AGREEMENT



         This ASSIGNMENT AGREEMENT (this "Agreement") is made as of August 3, 2007, by and among Riverview Group LLC (the "Assignee") and MPM Bioventures III-QP, L.P., MPM Bioventures III-Parallel Fund, L.P., MPM Bioventures III-GMBH & Co. Beteiligungs KG, MPM Bioventures III, L.P., MPM Asset Management Investors 2004 BVII LLC, Healthcare Ventures VII, L.P, Bear Stearns Health Innoventures Employee Fund, L.P., Bear Stearns Health Innoventures Offshore, L.P., Bear Stearns Health Innoventures, L.P., BSHI Members, L.L.C., and BX, L.P. (collectively, the "Assignors").

         WHEREAS, each of the Assignors is a current stockholder of PharmAthene, Inc., a Delaware corporation ("PharmAthene"); and

         WHEREAS, PharmAthene is a party to an Agreement and Plan of Merger, dated as of January 19, 2007 (the "Merger Agreement"), with Healthcare Acquisition Corp., a Delaware corporation ("HAQ"), and its wholly-owned subsidiary, PAI Acquisition Corp., also a Delaware corporation ("Merger Sub"), pursuant to which it is contemplated that Merger Sub will merge (the "Merger") into and with PharmAthene as a result of which, among other things, PharmAthene shall become a wholly-owned subsidiary of HAQ and the shares of capital stock of PharmAthene outstanding immediately prior to the effective time of the Merger shall be canceled and converted into the right to receive, among other things, shares of common stock of HAQ, $.0001 par value per share, in the aggregate amount of 12,500,000 (the "Stock Consideration"); and

         WHEREAS, consummation of the Merger is subject to, among other things,
(1) the approval of the Merger Proposal set forth in HAQ's definitive proxy statement (the "HAQ Proxy") by the affirmative vote of a majority of the shares of HAQ's common stock issued in its initial public offering (the "IPO") voting on such proposal at the Special Meeting of Stockholders of HAQ scheduled to take place on August 2, 2007 (the "Special Meeting"); and (2) less than 20% of the shares of HAQ's common stock issued in HAQ's IPO voting against the Merger Proposal and electing a cash conversion of their shares (the "Conversion Right"); and

         WHEREAS, the Merger Agreement provides, among other things, that in the event that the stockholders of HAQ owning more than 5% of the outstanding common stock of HAQ exercise their Conversion Right, the number of shares of common stock of HAQ comprising the Stock Consideration shall be adjusted upwards by the product of (x) the number (as a percentage) that is the difference between the percentage of common stock of HAQ that is converted and 5% and (y) 2.25 million (such shares, as calculated, the "Adjustment Shares"); and

         WHEREAS, as current stockholders of PharmAthene, each of the Assignors shall be entitled to its pro-rata portion of the Adjustment Shares should the Merger be consummated and such shares be issuable pursuant to the terms of the Merger Agreement; and

         WHEREAS, the Assignee has entered into one or more agreements with certain current stockholders of HAQ (who owned such shares on the record date for the Special Meeting and intended to vote such shares against the Merger Proposal) to purchase not less than an aggregate of 1.2 million shares of such common stock (the "Opposing HAQ Shares") and to obtain such stockholders' rights to vote on the proposals, including the Merger Proposal, being voted upon at the Special Meeting; and

         WHEREAS, the parties desire that the Merger be approved and consummated and anticipate that up to 2.8 million Opposing HAQ Shares may be purchased by new investors (the "New Investors") such as Assignee in private transactions; and

         WHEREAS, each Assignor, contingent upon the Assignee's acquisition of the Opposing HAQ Shares and such shares being voted in favor of the Merger Proposal and all of the other proposals contained in the HAQ Proxy, acting individually and not as a group, desires to assign (x) its respective rights to any Adjustment Shares to which each of them may become entitled as a consequence of the consummation of the Merger and the exercise of Conversion Rights by stockholders of HAQ owning more than 5% of the outstanding common stock of HAQ and (y) its respective rights to receive a number of shares of HAQ common stock equal to 114,624 shares (the "Closing Shares"), and the Assignee desires to accept such assignment;

         NOW, THEREFORE, in consideration of one hundred dollars ($100.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. The parties acknowledge and agree that the recitals set forth above are true and accurate and are a part of this Agreement as if more fully set forth herein.

         2. Contingent upon the Assignee's acquisition of the Opposing HAQ Shares and such shares being voted in favor of the Merger Proposal and all of the other proposals contained in the HAQ Proxy, each of the Assignors, acting individually and not as a group, hereby assigns, transfers and conveys to the Assignee the rights, benefits and privileges of the Assignor to 42.85715% of any Adjustment Shares (resulting in a possible maximum of 90,770 shares) and to the Closing Shares to be issued to it under the Merger Agreement. Notwithstanding the foregoing, in the event that fewer than 2.8 million Opposing HAQ Shares are purchased by New Investors, the number of Closing Shares and Adjustment Shares, if any, to be assigned to Assignee hereunder shall be adjusted ratably based upon the actual number of Opposing HAQ Shares that are purchased by New Investors in the aggregate.

         3. In consideration of the foregoing, the Assignee hereby accepts the foregoing assignment and acknowledges that such assignment shall only become effective in the event that (a) prior to the Special Meeting of Stockholders of HAQ, the Assignee consummates the purchase(s) of the Opposing HAQ Shares and obtains or designates the voting rights of such stockholders for the proposals being voted upon at the Special Meeting, (b) the Opposing HAQ Shares are voted in favor of the Merger Proposal and of the other proposals contained in the HAQ Proxy, (c) the Merger is consummated, (d) in the case of the Adjustment Shares, the Adjustment Shares become issuable pursuant to the terms of the Merger Agreement and (e) the Assignee executes a lock-up agreement in the form of Exhibit A attached hereto.

         4. This Agreement and all of its terms shall inure to the benefit of and shall bind the Assignors and the Assignee and their respective successors and assigns. None of the Assignors may assign its respective rights or obligations hereunder without the prior written consent of the Assignee. Assignee shall have the right to substitute any one of its affiliates as the assignee hereunder by written notice to the HAQ on behalf of the Assignors which notice shall be signed by both the Assignee and such affiliate, shall contain such affiliate's agreement to be bound by this Agreement and to executed the lock up agreement in the form of Exhibit A attached hereto. Upon receipt of such notice, any reference to Assignee in this Agreement (other than in this Section
4) shall be deemed to refer to such affiliate in lieu of Assignor.

         5. This Agreement shall be governed by and interpreted under the laws of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflicts of laws thereof.

         6. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by its officers thereunto duly authorized on the date first above written.

                                 MPM BIOVENTURES III, L.P.
                                 By: MPM BioVentures III GP, L.P., its General Partner

                                 By:   MPM Bio Ventures III LLC, its General
                                       Partner



                                 By:  /s/ Ansbert Gadicke
                                     -------------------------------------------
                                 Name:  Ansbert Gadicke
                                 Title: Series A Member



                                 MPM BIOVENTURES III-QP, L.P.
                                 By: MPM BioVentures III GP, L.P., its General Partner
                                 By:   MPM Bio Ventures III LLC, its General
                                       Partner



                                 By:  /s/ Ansbert Gadicke
                                     -------------------------------------------
                                 Name:  Ansbert Gadicke
                                 Title: Series A Member



                                 MPM BIOVENTURES III PARALLEL FUND, L.P.
                                 By: MPM BioVentures III GP, L.P., its General Partner
                                 By:   MPM BioVentures III LLC, its General
                                       Partner



                                 By:  /s/ Ansbert Gadicke
                                     -------------------------------------------
                                 Name:  Ansbert Gadicke
                                 Title: Series A Member

                                 MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG
                                 By:   MPM BioVentures III GP, L.P., in its
                                       capacity as the Managing Limited Partner
                                 By:   MPM BioVentures III LLC, its General
                                       Partner



                                 By:  /s/ Ansbert Gadicke
                                     -------------------------------------------
                                 Name:  Ansbert Gadicke
                                 Title: Series A Member

                                 MPM ASSET MANAGEMENT INVESTORS 2004 BVIII LLC



                                 By:  /s/ Ansbert Gadicke
                                     -------------------------------------------
                                 Name:  Ansbert Gadicke
                                 Title: Manager



                                 HEALTHCARE VENTURES VII, L.P.
                                 By:   HealthCare Partners VII, L.P.



                                 By: /s/ [signature illegible]
                                    -------------------------------------------
                                 Name:
                                 Title:



                                 BEAR STEARNS HEALTH INNOVENTURES, L.P.
                                 By:   Bear Stearns Health Innoventures
                                 Management, LLC, its General Partner



                                 By: /s/ Stefan Ryser
                                    --------------------------------------------
                                 Name:  Stefan Ryser
                                 Title: Managing Partner

                                 BEAR STEARNS HEALTH INNOVENTURES OFFSHORE, L.P.
                                 By:   Bear Stearns Health Innoventures
                                       Management, LLC, its General Partner



                                 By: /s/ Stefan Ryser
                                    --------------------------------------------
                                 Name:  Stefan Ryser
                                 Title: Managing Partner



                                 BSHI MEMBERS, L.L.C.
                                 By:   Bear Stearns Health Innoventures
                                       Management, LLC, its Managing Member



                                 By: /s/ Stefan Ryser
                                    --------------------------------------------
                                 Name:  Stefan Ryser
                                 Title: Authorized Signatory



                                 BEAR STEARNS HEALTH INNOVENTURES
                                 EMPLOYEE FUND, L.P.
                                 By:   Bear Stearns Health Innoventures
                                       Management, LLC, its General Partner



                                 By: /s/ Stefan Ryser
                                    --------------------------------------------
                                 Name:  Stefan Ryser
                                 Title: Managing Partner



                                 BX, L.P.
                                 By:   Bear Stearns Health Innoventures
                                 Management, LLC, its General Partner


                                 By: /s/ Stefan Ryser
                                    --------------------------------------------
                                 Name:  Stefan Ryser
                                 Title: Managing Partner

                                 RIVERVIEW GROUP LLC



                                 By: /s/ Terry Feeney
                                    --------------------------------------------
                                 Name:  Terry Feeney
                                 Title: Co-President

                                                                       EXHIBIT A




                                        ___________, 2007


Healthcare Acquisition Corporation
2116 Financial Center
666 Walnut Street
Des Moines, Iowa 50309

         Re:      HEALTHCARE ACQUISITION CORP./PHARMATHENE, INC. MERGER

Ladies and Gentlemen:

         This letter agreement (this "Agreement") relates to the proposed merger (the "Merger") of PAI Acquisition Corp. (the "Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of Healthcare Acquisition Corporation (the "Parent"), a Delaware corporation, with PharmAthene, Inc. (the "Company"), a Delaware corporation. The Merger is governed by the certain Agreement and Plan of Merger, dated as of January 19, 2007, by and among Parent, Merger Sub and the Company (the "Merger Agreement") and capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         In order to induce Parent and Merger Sub to consummate the Merger, the undersigned hereby agrees that, as of the date hereof until expiration of the Lock-Up Period (as defined below), the undersigned: (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below) and (b) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration, except in accordance with the following schedule: fifty percent (50%) of the Relevant Securities shall be released from this Agreement on the date that is six (6) months from the Closing Date and the remaining fifty percent (50%) of the Relevant Securities shall be released from this Agreement on the date that is twelve (12) months from the Closing Date (the "Lock-Up Period"). As used herein, "Relevant Security" means any common stock or 8% promissory notes of the Parent (or common stock issuable upon conversion of such notes or as a dividend thereon) received by or issuable to the undersigned pursuant to the Merger Agreement but shall not include any securities obtained by any other means.

         The undersigned hereby authorizes Parent during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer and to note stop transfer restrictions on the stock register and other records relating to Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not record holder, agrees during the Lock-Up Period to cause the record holder to authorize the Parent to cause any transfer agent for the Relevant Securities to decline to transfer and to note stop transfer restrictions on the stock register and other records relating to such Relevant Securities in accordance with this Agreement.

         The restrictions set forth in the immediately preceding paragraph shall not apply to:

         (1) if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the direct or indirect beneficiaries of which are exclusively the undersigned or members of the undersigned's immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution,

         (2) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value, and

         (3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned's capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned's assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;

provided, however, that in the case of any transfer described in clause (1), (2) or (3) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Parent, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to "immediate family" in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee), and otherwise reasonably satisfactory in form and substance to Parent, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of the Relevant Securities or any securities convertible into or exercisable or exchangeable for the Relevant Securities during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that, in the case of any transfer pursuant to clause (1) above, such transfer is being made as a gift or by will or intestate succession or, in the case of any transfer pursuant to clause (2) above, such transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value or, in the case of any transfer pursuant to clause (3) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned's capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned's assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value. For purposes of this paragraph, "immediate family" shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and "affiliate" shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

The undersigned shall not be subject to any of the foregoing restrictions in this Agreement unless and until all officers, directors and 1% or greater securityholders of PharmAthene, Inc. calculated on a fully diluted basis immediately prior to the Offering ("1% or Greater Securityholders"), have executed similar agreements. In the event that the undersigned is released early by Parent pursuant to the terms of the this paragraph, the Parent shall notify the undersigned concurrently with notification to such other released party.

In the event a certain percentage of the securities held by the officers, directors and/or 1% or Greater Securityholders of the Company are released from the restrictions set forth in agreements similar to this Agreement, the same percentage of the securities held by the undersigned shall be immediately and fully released from any remaining restrictions under this Agreement concurrently therewith. In the event that the undersigned is released early pursuant to the terms of the this paragraph, the Parent shall notify the undersigned concurrently with notification to such other released party.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first written above.

                     [Remainder of Page Intentionally Blank]

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

                                 Very truly yours,

                                 RIVERVIEW GROUP LLC


                                 By:
                                    --------------------------------------------
                                 Name:
                                 Title: